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                                   EXHIBIT (j)




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[PRICEWATERHOUSECOOPERS LETTERHEAD]





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 38 to the Registration Statement of Sentry Fund, Inc. (the "Fund") on Form N1-A (File No. 2-34038) of our report dated November 19, 1999, on our audit of the financial statements and financial highlights of the Fund. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountant" in the Statement of Additional Information.


s/ PricewaterhouseCoopers LLP


February 25, 2000